FORM 8-A

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934


                                          PALLET MANAGEMENT SYSTEMS, INC.
                       (Exact name of registration as specified in its charter)


                                                Florida 59-2197020
  (State of Incorporation or organization) (I.R.S. Employer Identification No.)

                  One South Ocean Blvd., Suite 305, Boca Raton, FL 33432
                      (Address of principal executive officer) (Zip Code)

 Securities to be  registered  pursuant to Section 12(b) of the Act:

               Title of each class Name of each exchange on which to be so registered each class is to be registered

                                                       None

Securities to be  registered  pursuant to Section 12(g) of the Act:

                                                 (Title of Class)

                                          Common Stock ($.001 par value)


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Item 1. Description of Registrant's Securities to be Registered

         The Registrant incorporates by reference the description of the Common Stock set forth in its Registration Statement on Form SB-2 (File No. 333-46245).


Item 2. Exhibits

         The Registrant incorporates by reference pursuant to Rule 12b-32 the exhibits filed with its Annual Report on Form 10-K for the year ended June 30, 1996 (File No. 2-99212-A) including its charter, by-laws and specimen stock certificate.


                                                     SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            Pallet Management Systems, Inc.


                                            By: Zach Richardson, President


Dated: June 5, 1998